

<ARTICLE>                     5
<LEGEND>
          This Schedule contains summary financial information
          extracted from the consolidated financial statements included in the registrant's Registration Statement on Form S-3 of which this schedule is an exhibit thereto and is qualified in its entirety by reference to such financial statements <F1>


</LEGEND>
<MULTIPLIER>                    1,000

<PERIOD-TYPE>                   YEAR              YEAR              YEAR
<FISCAL-YEAR-END>               DEC-31-1993       DEC-31-1994       DEC-31-1995
<PERIOD-END>                    DEC-31-1993       DEC-31-1994       DEC-31-1995
<CASH>                                    0<F1>           441               726
<SECURITIES>                              0<F1>             0                 0
<RECEIVABLES>                             0<F1>        41,962            55,844
<ALLOWANCES>                              0<F1>           450               691
<INVENTORY>                               0<F1>        39,219            56,313
<CURRENT-ASSETS>                          0<F1>         1,004             2,220
<PP&E>                                    0<F1>           922             3,444
<DEPRECIATION>                            0<F1>           292               510
<TOTAL-ASSETS>                            0<F1>        82,845           119,787
<CURRENT-LIABILITIES>                     0<F1>        61,216            54,328
<BONDS>                                   0<F1>             0                 0
<PREFERRED-MANDATORY>                     0<F1>            82               106
<PREFERRED>                               0<F1>             0                 0
<COMMON>                                  0<F1>             0                 0
<OTHER-SE>                                0<F1>        20,201            64,751
<TOTAL-LIABILITY-AND-EQUITY>              0<F1>        82,845            82,845
<SALES>                             151,315           309,227           419,149
<TOTAL-REVENUES>                    151,315           309,277           419,149
<CGS>                               140,617           290,463           390,950
<TOTAL-COSTS>                       140,617           290,463           390,950
<OTHER-EXPENSES>                      7,418            11,095            14,813
<LOSS-PROVISION>                          0                 0                 0
<INTEREST-EXPENSE>                      103               164             1,383
<INCOME-PRETAX>                       3,177             7,505            12,003
<INCOME-TAX>                              0             1,623             3,838
<INCOME-CONTINUING>                   3,177             5,882             8,165
<DISCONTINUED>                            0                 0                 0
<EXTRAORDINARY>                           0                 0                 0
<CHANGES>                                 0                 0                 0
<NET-INCOME>                          3,177             5,882             8,165
<EPS-PRIMARY>                             0<F2>             0<F2>             0<F2>
<EPS-DILUTED>                             0<F2>             0<F2>             0<F2>


<F1> The data included in this Schedule includes information derived from the
Consolidated Balance Sheets and the Consolidated Statements of Income for all financial statement periods presented in the accompanying Registration Statement. The financial statements included in the Registration Statement have been restated to reflect the acquisition by the registrant of the Allied Companies in June 1996 pursuant to a business combination accounted for using the pooling of interests method. Historical balance sheet information as of December 31, 1993 is not included in this Schedule since a balance sheet as of such date is not presented in the accompanying Registration Statement.

<F2> Historical net income per share amounts are not presented because such information is not meaningful as the Company was not a tax paying entity for all periods presented. Pro forma primary earnings per share amounts that include estimates of income tax amounts that the Company would have incurred had they been a tax paying entity are $0.37, $0.61 and $0.80 for the three years ended December 31, 1993, 1994 and 1995, respectively. Fully diluted earnings per share amounts are $0.37, $0.60 and $0.80 for the three years ended December 31, 1993, 1994 and 1995, respectively.
